EXHIBIT 10.3(d)

1998 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

BETWEEN

SMITHFIELD FOODS, INC.

AND

SMITHFIELD FOODS, INC.

1998 STOCK INCENTIVE PLAN

Nonstatutory Stock Option Agreement

Number of Shares Subject to Option: 10,000

THIS AGREEMENT, dated as of                     , 20    , between SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), and                      (“Participant”), is made pursuant and subject to the provisions of the Company’s 1998 Stock Incentive Plan (as amended from time to time, the “Plan”), and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan:

W I T N E S S E T H:

1. Grant of Option. Pursuant to the provisions of the Plan, the Company has granted to Participant as of                     , 20     (the “Date of Grant”), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company (the “Option”) all or any part of an aggregate of              shares of Company Common Stock at the purchase price of $             per share (the “Option Price”), being not less than 100% of the Fair Market Value per share of the Common Stock on the date of grant, such Option to be exercisable as hereinafter provided. The Option evidenced hereby is intended to be a nonstatutory stock option that does not receive special tax treatment under Section 422 of the Internal Revenue Code.

2. Terms and Conditions. The Option evidenced hereby is subject to the following terms and conditions.

(a) Expiration Date. This Option shall expire 10 years from the Date of Grant.

(b) Nontransferability. This Option shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by the Participant, except as provided in Section 3 below.

(c) Exercise of Option. Subject to the provisions of Section 3 below, this Option shall become exercisable as follows. On and after the earlier to occur of (i) the fifth anniversary of the Date of Grant, or (ii) Participant’s sixty-fifth birthday, this Option may be exercised for up to 100% of the number of shares hereby granted. This Option shall be fully exercisable until the tenth anniversary of the Date of Grant when the Option will terminate by its terms. Notwithstanding the foregoing, this option shall become fully exercisable in the event of and upon a Change of Control (as such term is defined in the Plan).

(d) Method of Exercising and Payment for Shares. This Option may only be exercised by written notice delivered to the Secretary at the Company’s principal office. The exercise date will be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company). Instead of paying cash, a Participant may exercise by means of a so-

called “cashless exercise” pursuant to which Common Stock may be issued directly to the Participant’s designated broker/dealer upon receipt by the Company of the Option Price in cash from such broker/dealer.

3. Termination of Option Upon Termination of Employment. The right of Participant and his successors in interest to exercise this Option shall terminate immediately when his employment with the Company or any Subsidiary is terminated for any reason except as provided in subsections 3(a), 3(b) and 3(c) below.

(a) Exercise Following Death. In the event Participant dies while he is employed by the Company or any Subsidiary, before the exercise in full or expiration of this Option, Participant’s estate, or the person or persons to whom the rights under this Option shall have passed by will or the laws of descent and distribution, may exercise this Option at any time within one year next following Participant’s death (but in any event before the Expiration Date of the Option) for the number of shares exercisable on the date of the Participant’s death. For purposes of the preceding sentence, notwithstanding any vesting schedule set by subsection 2(c) above, if Participant has been employed by the Company and/or a Subsidiary for at least five years, then this Option (and all of the shares covered hereby) shall become fully exercisable on the date of Participant’s death.

(b) Exercise Following Disability. In the event of termination of Participant’s employment by the Company or any Subsidiary by reason of disability under the Company’s Retirement Plan, Participant may exercise this Option at any time within one year following such termination of employment (but in any event before the Expiration date of the Option) for the number of shares exercisable on the date of the Participant’s termination of employment.

(c) Exercise Following Termination of Employment Other Than Death or Disability. In the event Participant’s termination of employment with the Company or any Subsidiary (including due to retirement) occurs for reasons other than death, or disability and before the exercise in full or expiration of this Option, Participant may exercise this Option at any time within three months next following such termination of employment (but in any event before the Expiration Date of the Option) for the number of shares exercisable on the date of the Participant’s termination of employment.

For the purposes of this Section 3, it shall not be considered a termination of employment if Participant is placed by the Company or any Subsidiary on military or sick leave or such other type of leave of absence that the Committee considers as continuing the employment relationship intact. At the time of any exercise of any Option exercised pursuant to this Section 3, the Option Price shall be paid in full as provided in Section 2.

Notwithstanding subsections 3(a), 3(b) and 3(c) above, in no event may this Option be exercised after the Expiration Date.

4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof. Terms defined in the Plan are used herein as so defined.

6. Participants Bound by Plan. In consideration of the grant of this Option, Participant agrees he will comply with such conditions as the Board of Directors and the

Committee may impose on the exercise of the Option, and Participant will perform such duties as may be assigned from time to time by the Board of Directors or by the executive officers of the Company or its subsidiaries operating under the authority of the Board; provided, however, that the provisions of this sentence shall not be interpreted as affecting the right of the Company or its subsidiaries to terminate Participant’s employment at such time.

7. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

8. Change in Capital Structure. In the event of changes in the capital structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable or the exercise price, or both, shall be made, as provided in Section 11 of the Plan.

9. Tax Obligations Upon Exercise. The difference between the “Fair Market Value” of Company Stock purchased when Participant exercises the option and the Option Price is compensation taxable to Participant as ordinary income and subject to applicable federal and state taxes, which the Company is obligated to withhold. Participant is required to make arrangements suitable to the Company for the payment of all applicable withholding taxes.

10. Notice Provisions. Any notice or election required or permitted under this Option shall be delivered in writing to the Secretary at the Company’s principal offices in Smithfield, Virginia.

With this Option, Participant will receive and acknowledge receipt of a copy of the Company’s last annual report, an explanatory memorandum, a prospectus and a copy of the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Participant has affixed his signature hereto.

SMITHFIELD FOODS, INC.

By:
Title:

Name of Participant

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